SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


            ______________________________________________________


                                FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

	DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 26, 1997





                        CALLON PETROLEUM COMPANY
         (Exact name of Registrant as specified in its charter)



            Delaware                     0-16866               64-0844345
(State or other jurisdiction of         Commission         (I.R.S. Employer
 incorporation or organization)         File Number        Identification No.)



                         200 North Canal Street
                      Natchez, Mississippi  39120
    (Address of Principal Executive Offices) (Including Zip Code)



                              (601) 442-1601
            (Registrant's telephone number,including area code)

Item 2.	Acquisition or Disposition of Assets

	On June 26, 1997, Callon Petroleum Operating Company ("CPOC"), a wholly owned subsidiary of Callon Petroleum Company (the "Company"), and Elf Exploration, Inc. ("Elf") executed a purchase and sale agreement where-by CPOC purchased an 18.8% working interest in the Mobile Area Block 864 Unit. The purchase included a 17.5% working interest in Mobile Area Blocks 863 and 907 and a 35% working interest in Mobile Area Block 908. The Unit, operated by Chevron, is located approximately 12 miles south-southwest of the Company's North Dauphin Island Field which is located in shallow Alabama state waters.

	The net purchase price of $11.8 million was funded from the credit facility of the Company. The purchase price was based on the discounted present value of reserves attributable to the wells and the fair value of the related production platforms, facilities, equipment and acreage outside of the producing Unit.

Item 7.	Financial Statements and Exhibits

	(a)	Financial Statements of Properties Acquired

                It is impracticable to provide the required financial statements by the date this Report is required to be filed with the Securities and Exchange Commission (the "Commission") and none of the required financial statements will be available on such date. The Company will provide such statements under cover of Form 8-K/A as soon as practical, but in any event not later than 60 days after the date this Report is required to be filed with the Commission.


	(b)	Pro Forma Financial Information

                It is impracticable to provide the required pro forma financial information by the date this Report is required to be filed with the Commission and none of the required information will be available on such date. The Company will provide such inform-ation under cover of Form 8-K/A as soon as practicable, but in any event not later than 60 days after the date of this Report is required to be filed with the Commission.

	(c)	Exhibits.

		1.	Underwriting Agreement*
		2.	Plan of acquisition, reorganization, arrangement,
                        liquidation or succession

                        2.1 Purchase and Sale Agreement dated June 26, 1997 between CPOC and Elf Exploration, Inc.

                4. Instruments defining the rights of security holders, including indentures*
               16.      Letter re change in certifying accountants*
               17.      Letter re director resignation*
               20.      Other documents or statements to security holders*
               23.      Consents of experts and counsel*
               24.      Power of attorney*
               27.      Financial Data Schedule*
               99.      Additional exhibits*


*  Inapplicable to this filing

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             CALLON PETROLEUM COMPANY


Date   July 10, 1997                         By:  /s/ John S. Weatherly
                                             John S. Weatherly, Senior Vice
                                             President, Chief Financial
                                             Officer and Treasurer

Exhibit 2.1

                          PURCHASE AND SALE AGREEMENT


        This Purchase and Sale Agreement ("Agreement") dated as of the ___ day of June, 1997, is made by Elf Exploration, Inc. (hereinafter referred to as the "Seller") in favor of Callon Petroleum Operating Company (hereinafter referred to as the "Purchaser").

RECITALS

	Whereas, Seller desires to sell and Purchaser desires to purchase certain oil and gas properties and related rights on the terms and conditions provided in the Agreement;

	Now, therefore, in consideration of the premises and the respective promises, representations, warranties, covenants, agreements and conditions contained herein, Seller and Purchaser hereby agree as follows:

I.

DEFINITIONS

	As used in this Purchase and Sale Agreement, including the Exhibits, all initially capitalized terms shall have the meanings ascribed to them below.

        1.1 Accounting Adjustment. shall have the meaning denoted in para-graph 3.3(b).

	1.2	Agreement.  shall have the meaning denoted in the Preamble.

	1.3	Assignee.  shall have the meaning denoted in the Preamble of
                Exhibit C.

	1.4	Assignor.  shall have the meaning denoted in the Preamble of
                Exhibit C.

	1.5	Cash Payment.  shall have the meaning denoted in paragraph 2.1.

	1.6	Closing.  shall have the meaning denoted in Article IX.

        1.7 Closing Amount. shall have the meaning denoted in paragraphs 3.2(a) and 3.3(b).

	1.8	Closing Date.  shall have the meaning denoted in paragraph 3.1.

	1.9	Effective Date.  shall have the meaning denoted in paragraph
                3.1.

	1.10	Expenditures.  shall have the meaning denoted in paragraph
                3.3(a).

	1.11	Facilities.  shall have the meaning denoted in paragraph
                2.1(d).

        1.12 Final Settlement Statement. shall have the meaning denoted in paragraph 3.3(c).

	1.13	Hydrocarbons.  shall have the meaning denoted in paragraph
                2.1(c).

        1.14 Indemnified Parties. shall have the meaning denoted in para-graph 13.1(b)

	1.15	Leases.  shall have the meaning denoted in paragraph 2.1(a).

	1.16	MMS.  shall have the meaning denoted in paragraph 3.2(b).

        1.17 Net Revenue Interest. shall have the meaning denoted in para-graph 4.6.

	1.18	NORM.  shall have the meaning denoted in paragraph 13.2(f).

        1.19 Oil and Gas Properties. shall have the meaning denoted in paragraph 2.1(a).

	1.20	Other Parties.  shall have the meaning denoted in paragraph
                13.1(b).

        1.21 Preliminary Settlement Statement. shall have the meaning denoted in paragraph 3.3(b).

	1.22	Property.  shall have the meaning denoted in paragraph 2.1.

	1.23	Properties.  shall have the meaning denoted in paragraph 2.1.

	1.24	Purchase Price.  shall have the meaning denoted in paragraph
                3.2.

	1.25	Purchaser.  shall have the meaning denoted in the Preamble.

	1.26	Revenues.  shall have the meaning denoted in paragraph 3.3(a).

	1.27	Seller.  shall have the meaning denoted in the Preamble.

	1.28	Specified Interest.  shall have the meaning denoted in
                paragraph 2.1(a).

	1.29	Wells.  shall have the meaning denoted in paragraph 2.1(b).

	1.30	Working Interest.  shall have the meaning denoted in paragraph
                4.6.

II

AGREEMENT TO BUY AND SELL

2.1 Agreement to Sell The Properties. In consideration of Twelve Million Four Hundred Sixty Thousand and no/100 Dollars ($12,460,000.00) (the "Cash Payment") and other good and valuable consideration to be paid Seller at Closing, the sufficiency of which is hereby acknowledged by Seller, Seller agrees to sell and Purchaser agrees to pay and buy, subject to the terms, conditions, representations, warranties, indemnities and disclaimers contained in this Agreement, One Hundred Percent (100%) of Seller's interest in the following (collectively, the "Property" or "Properties"):

        (a) Specified Interest, Leases and Oil and Gas Properties. Seller's undivided interest (the "Specified Interest") in and to those certain oil and gas leases to a depth of 4200 feet from the surface of the earth, all as more fully described on Exhibit "A" attached hereto (the "Leases") as to which Leases Seller represents, but does not warrant, that Seller owns the Working Interest and Net Revenue Interest reflected on Exhibit A and all rights with respect to pooled, unitized or communitized acreage by virtue of the properties covered by the Leases being part hereof, together with all right, title, interest, tenements, hereditaments, appurtenances, benefits and privileges of Seller attributable to the foregoing properties described in this Paragraph
        (a) (collectively, the "Oil and Gas Properties").

        (b) Wells. The Specified Interest in and to the oil, condensate or natural gas well(s), water source well(s), and water or other types of injection well(s) located on the Oil and Gas Properties or acreage pooled therewith, whether producing, operating, shut-in or temporarily abandoned (the "Wells") on and after the Effective Date as more fully identified in Exhibit A.

        (c) Hydrocarbons. The severed crude oil, natural gas, casing head gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids and other hydrocarbons and other minerals or materials of every kind and description produced from the Oil and Gas Properties on and after the Effective Date (collectively, the "Hydrocarbons").

        (d) Facilities. The Specified Interest in and to the physical facilities or interests therein, separators. compressors. metering facilities. well protector, the platform, pipeline, gathering lines, equipment and fixtures of every type and description to the extent that the same are used or held for use in connection with the ownership of the properties described in Paragraphs (a), (b) and (c) above, whether located on or off such properties, including, without limitation, all casing and tubular in the Wells (collectively the "Facilities").

        (e) Licenses, etc. The leases, easements, privileges, rights-of-way agreements, permits, licenses or other agreements relating to the use or ownership of surface or subsurface properties and structures that are used or held for use in connection with the exploration for and produc-tion of the Hydrocarbons.

        (f) Books and Records. The (i) lease and land files, other docu-ments and instruments that relate to the properties described in Para-graphs (a) through (e) above and (g) and (h) below and which are in the possession of Seller; (ii) production and other uninterpreted technical data that are in Seller's files and relate to the Oil and Gas Properties or the Wells except to the extent transfer of same is restricted or pro-hibited by agreement with a third party; and (iii) other books, records and files containing title or other information that are in possession of Seller and relate to the properties described in Paragraphs (a) through (e) above.

        (g) Commitments. The contracts, commitments, agreements and arrangements that in any way relate to the properties described in Paragraphs (a) through (e) above and to any period of time after the Effective Date, including the production, storage, treatment, transportation, processing, purchase, sale or other disposal of Hydrocarbons therefrom or in connection therewith and any and all amendments, ratifications or extensions of the foregoing, together with all rights of Seller thereunder to audit the records of any party thereto and receive refunds of any nature thereunder, relating to periods on or after the Effective Date.

        (h) Accounts and Security Interests. The (i) accounts, instruments and general intangibles (as such terms are defined in the Uniform Com-mercial Code of the State of Texas) attributable to the properties described in Paragraphs (a) through (g) above with respect to any period of time on or after the Effective Date and (ii) liens and security interest in favor of Seller, whether choate or inchoate, under any law, rule or regulation or under the contracts described in Paragraph (g) arising from the ownership, operation or sale or other disposition on or after the Effective Date of any of the properties described in Paragraphs (a) through (h).

2.2.    Assets Not Sold Relating to the Properties.  The following are excluded:

        (a) Accounts Receivable associated with the Leases, Oil and Gas Properties, Wells, Hydrocarbons and Facilities and relating to opera-tions prior to the Effective Date of sale.

        (b) Hydrocarbons in pipelines and Hydrocarbons in tanks above the pipeline connections as of 7:00 A.M. Central Time, April 1, 1997 (which shall be sold to Purchaser separately and shall be part of the deter-mination of Cash Payment Adjustments provided for in paragraph 3.3); and

        (c) All seismic data held or used under license or agreement to, from or with a third party owner of such data, except such seismic data as may be transferred to Seller's successors or assigns pursuant to such license or agreement.

2.3 Assumption of Obligations. Unless specifically excepted or reserved, Purchaser and Seller agree that the sale of the Properties will be made subject to the assumption by Purchaser of those agreements described in Exhibit B and to any and all assignments, subleases, farmout agreements, joint operating agreements, unit agreements, unit operating agreements, partnership agreements, letter agreements, easements, rights-of-way, permits, licenses, leases, contracts and all other agreements with respect to or pertaining to the Properties to the extent that they are binding on Seller and of which Purchaser has actual knowledge or record notice. Purchaser further agrees to expressly assume the obligations and liabilities of Seller under such assignments, subleases, farmout agreements, joint operating agreements, unit agreements, unit operating agreements, partnership agreements, letter agreements, ease-ments, rights-of-way, permits, licenses, leases, contracts and agreements insofar as such obligations or liabilities concern or pertain to the Properties and to execute any documents necessary to effectuate such agreement. Purchaser's assumption of the obligations and agreements specified above insofar as it relates to obligations accrued prior to the Effective Date is for the sole benefit of Seller and not for the benefit of any third party.

III.

PURCHASE AND SALE

3.1 Transfer of the Properties. Subject to the terms and conditions of this Agreement, on or before June 26, 1997, at 10:00 a.m. Central Time ("Closing Date") Seller shall sell and Purchaser shall purchase and pay the Purchase Price, as adjusted hereunder, for all of Seller's right, title, and interest in and to the Properties effective as of 7:00 a.m. Central Time, April 1, 1997 (the "Effective Date").

 3.2 Purchase Price. At Closing the Cash Payment, as adjusted hereunder, and Assumption of Abandonment Obligation as described below (hereinafter collectively referred to as the "Purchase Price") shall be delivered as follows.

         (a) Payment. Purchaser shall make the "Cash Payment" as adjusted (the "Closing Amount") to Seller for all of Seller's right, title and interest in and to the Properties. The Closing Amount shall be payable at Closing, in cash or by wire transfer of immediately available funds, to the following account:

		Credit to:	Elf Exploration, Inc.
		Account Number:  910-2-763605
		Bank:	Chase Manhattan Bank
			New York, NY
		ABA Number:  021000021

         (b) Assumption by Purchaser of Abandonment Obligation. Purchaser recognizes and specifically assumes Seller's obligation to properly plug and abandon any and all wells; remove all equipment, platforms and facilities, including, but not limited to, pipelines and treatment facilities associated with the Property when appropriate and in accordance with the rules, regulations, and requirements of any governmental authority having jurisdiction thereof and in accordance with all obligations, express or implied, in any agreement assumed by Purchaser. Purchaser agrees to pay all costs and expenses associated with any such plugging and abandoning or removal.
         Purchaser agrees to furnish the Minerals Management Service, United States Department of the Interior (the "MMS") any bond or supplemental bond required by the MMS.

3.3 Determination of Cash Payment Adjustments. At or in connection with the Closing, the following accounting shall be effected between Seller and
Purchaser:

	(a)	During the period between the Effective Date and the Closing
        Date, Seller shall retain all proceeds from Seller's interest in Hydro-carbons and interest in the Properties. All Hydrocarbons produced prior to the Effective Date (irrespective of whether payment for the same has been made or received) which is attributable to Seller's interest in the Properties shall be and remain the property of Seller. Oil above the pipeline connection at 7:00 a.m., Central Time, on the Effective Date shall be considered to have been produced prior to the Effective Date. Purchaser shall be (i) credited with all Seller's interest in Hydrocarbons during the period from the Effective Date to the Closing Date ("Revenues") and (ii) charged with all capital and operating costs incurred in connection with Seller's interest in the Properties (including without limitation delay rentals and shut-in payments, over-riding royalties, royalties and other payments out of Hydrocarbons and production, severance and sales taxes to the extent not previously deducted from Revenues) during the period from the Effective Date to the Closing Date ("Expenditures").

        (b) Not less than two (2) business days prior to Closing, Seller shall cause to be prepared an unaudited settlement statement (the "Preliminary Settlement Statement") setting forth a good faith estimate of the Revenues and Expenditures. The Cash Payment shall be increased by that dollar amount which is equal to that amount, if any, by which Expenditures exceed Revenues or decreased by that dollar amount which is equal to that amount, if any, by which Revenues exceed Expenditures. Purchaser or Seller, as the case may be, shall pay to the other, at Closing, that estimated net amount (the "Accounting Adjustment") which is due and payable by giving effect to this subsection (b) and sub-sections (d) and (e) of this Section 3.3. The Cash Payment paid at Closing, as increased or decreased by the Accounting Adjustment, shall be referred to hereinafter as the "Closing Amount".

	(c)	As soon as practicable after the Closing, but not later than ninety (90) days thereafter, Seller and Purchaser shall agree on, in accordance with generally accepted accounting principles, a statement (the "Final Settlement Statement") setting forth each adjustment or pay-ment that was estimated as of the Closing and showing the calculation of the resulting final Purchase Price. If the Final Settlement Statement reveals that either party owes a sum of money to the other, then the party owing same shall promptly pay to the other party such sum by cashier's or certified check or other guaranteed funds.

	(d)	Ad valorem taxes assessed in the jurisdiction in which the
        Properties are located are payable in arrears, and such taxes shall be included in the accounting for adjustment to the Purchase Price at Closing on a prorated basis based on 1996 taxes.

	(e)	All prepaid charges, including insurance applicable to periods following the Effective Date and before the Closing Date and prepaid rentals or royalties paid under the Leases or any contracts for periods subsequent to the Effective Date, shall be prorated as of the Effective Date and the pro rata share of Purchaser shall be included in the accounting for adjustment to the Purchase Price as an increase thereto.

	(f)	Purchaser shall pay all sales, use or transfer taxes that may be or become due on account of the sale and purchase herein provided for.

	(g)	Seller's and Purchaser's Respective Obligations with Respect to
        Oil and Gas Imbalances: Operator's statement indicates that Seller is overproduced as of March 31, 1997 by 1,902 MCF as to production from the Properties for all periods prior to the Effective Date. This over-production shall be part of the adjustment to the Cash Payment provided for in paragraph 3.3.(b). From and after the Effective Date, any and all benefits, obligations, and liabilities associated with any oil or gas production imbalance accounts shall accrue to and be the responsibility of Purchaser.
IV.
REPRESENTATIONS OF SELLER

Seller represents and warrants to Purchaser that:

4.1 Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified in accordance with the Outer Continental Shelf Lands Act as Amended to hold oil and gas leases of submerged lands from the United States of America.

4.2 Power. Seller has the corporate power to enter into and perform this Agreement and the transactions contemplated hereby, subject to rights to consent by, required notices to, and filings with or other actions by governmental entities where the same are customarily obtained subsequent to the assignment of oil and gas interests and leases. The execution, delivery and performance of this Agreement by Seller, and the transactions contemplated hereby, will not violate (i) any provision of the certificates of incorporation or bylaws of Seller, (ii) any material agreement or instrument to which Seller is a party or by which Seller is bound, (iii) any judgment, order, ruling, or decree applicable to Seller as a party in interest, or (iv) any law, rule or regulation applicable to Seller.

4.3 Authorization. The execution, delivery and performance of this Agree-ment and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered on behalf of Seller, and at the Closing all documents and instruments required hereunder to be executed and delivered by Seller shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law.

4.4 Broker. Seller has not incurred any liability, contingent or otherwise, for broker's or finder's fees relating to the transaction contemplated by this Agreement for which Purchaser shall have any responsibility whatsoever.

4.5 Litigation. There is no litigation or administrative proceeding pending or, to Seller's knowledge threatened, or any order, injunction or decree out-standing, against or relating to Seller or the Properties that, if adversely determined, would have a material adverse effect upon the Properties or the continued operation of the Properties, and to Seller's knowledge, (i) Seller is not in violation of any applicable law, regulation, ordinance, or any other applicable requirement of any governmental body or court, which violation would have a material adverse effect upon the Properties or the continued operation of the Properties, and (ii) no notice has been received by Seller alleging any such violation.

4.6 Limited Warranty of Title. "PURCHASER" SHALL MAKE SUCH EXAMINATIONS OF "SELLER'S" FILES, THE "MMS" RECORDS AND ALL OTHER RECORDS IT DEEMS NECESSARY TO SATISFY ITSELF AS TO THE EXTENT AND FORM OF THE TITLE INTO "SELLER". "SELLER" SHALL CONVEY ALL OF ITS INTEREST IN THE "LEASES" TO "PURCHASER" SUBJECT TO ALL ROYALTIES AND THOSE EXISTING CONTRACTS LISTED ON EXHIBIT B, AND THOSE CONTRACTS OF WHICH PURCHASER HAS ACTUAL KNOWLEDGE OR CONSTRUCTIVE NOTICE WITHOUT WARRANTY OF TITLE, EXPRESS, STATUTORY OR IMPLIED, EXCEPT THAT "SELLER" SPECIALLY WARRANTS AND AGREES TO DEFEND TITLE TO THE WORKING INTEREST AND NET REVENUE INTEREST IN THE "LEASES" SET FORTH IN EXHIBIT A (THE "WORKING INTEREST(S)" AND THE "NET REVENUE INTEREST(S)"), AGAINST THE LAWFUL CLAIMS AND DEMANDS OF ALL PERSONS CLAIMING TITLE TO THE "LEASES", THE "WORKING INTEREST(S)" AND THE "NET REVENUE INTEREST(S)" BY, THROUGH AND UNDER "SELLER", BUT NOT OTHERWISE.

4.7     Gas Sales.      Except as shown in Exhibit B, none of the Leases are
subject to any long term gas contract as to the Specified Interest.

4.8 Schedules and Exhibits. Without limiting Purchaser's right to object to material changes made therein, all schedules and exhibits attached or which may later be attached shall be updated to Closing.

4.9 Taxes. To the best of Seller's knowledge, the Properties are not subject to liens for taxes other than taxes not due and payable or being contested in good faith.

4.10 Take-or-Pay, Other Settlements and Calls on Production. To the best of Seller's knowledge, there are no take-or-pay settlements or gas sales contract buy-downs or buy-outs or calls on production that will affect the Properties after the Effective Time, for which Purchaser will have any responsibility whatsoever or for which Purchaser will owe any additional royalty after the Effective Time or which will adversely affect Purchaser in any way.

4.11    Contract Compliance.    To the best of the Seller's knowledge, all of
the material contracts and other obligations of Seller that relate to the Properties are in full force and effect and Seller has not received any written notice of any intention to seek cancellation of such contracts and obligations which would have a negative material impact on the Properties.

4.12    Proper Payments.     To the best of Seller's knowledge, all rentals,
royalties, overriding royalties and all other payments due with respect to the Properties have been properly and timely paid unless reasonable grounds exist to hold any such payments without jeopardizing title to any of the Properties.

V.

REPRESENTATIONS OF PURCHASER

Purchaser represents and warrants to Seller that:

5.1 Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly quali-fied in accordance with the Outer Continental Shelf Lands Act as Amended to hold, as a lessee, oil and gas leases of submerged lands from the United States of America.

5.2 Power. Purchaser has the corporate power to enter into and perform this Agreement and the transactions contemplated hereby, subject to rights to con-sent by, required notices to, and filings with or other actions by governmental entities where the same are customarily obtained subsequent to the assignment of oil and gas interests and leases. The execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated hereby, will not violate (i) any provision of the certificates of incorporation or bylaws of Purchaser, (ii) any material agreement or instrument to which Purchaser is a party or by which Purchaser is bound, (iii) any judgment, order, ruling, or decree applicable to Purchaser as a party in interest, or (iv) any law, rule or regulation applicable to Purchaser.

5.3 Authorization. The execution, delivery and performance of this Agree-ment and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered on behalf of Purchaser, and at the Closing all documents and instruments required hereunder to be executed and delivered by Purchaser shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorgani-zation, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a pro-ceeding in equity or at law).

5.4 Independent Evaluation and Review. Purchaser acknowledges that Purchaser is an experienced and knowledgeable investor in the oil and gas business. Purchaser also acknowledges that other than as expressly set out in this Agreement, Seller has made no representations or warranties as to the accuracy or completeness of any information supplied to Purchaser, or as to title to the Properties. Based on such acknowledgments, in entering into and performing this Agreement, Purchaser has relied and will rely solely upon its independent investigation of, and judgment with respect to, the Properties, their condition, value and Seller's title thereto.

5.5 Further Distribution. Purchaser is acquiring the Properties for its own account and not with a view to, or for offer or resale in connection with, a distribution thereof within the meaning of the Securities Act of 1933 and the rules and regulations pertaining to it or a distribution thereof in violation of any applicable securities laws.

5.6 Brokers. Purchaser has incurred no liability, contingent or otherwise, for broker's or finder's fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

5.7 Litigation. There is no litigation or other proceeding pending or to Purchaser's knowledge threatened, or any order, injunction or decree outstand-ing against or relating to Purchaser which would prevent Purchaser from entering into this Agreement.

VI.

PRE-CLOSING TRANSACTIONS

6.1     Operation of the Properties Pending the Closing Date.

	(a)	Prior to the Closing Date, Seller agrees to use its best
        efforts, unless specifically waived by Purchaser in writing (i) to cause such Properties to be operated in a good and workmanlike manner and in substantially the same manner as Operator has hereto-fore operated the same; (ii) pay Operator timely for all of Seller's share of the costs and expenses incurred in connection with the Pro-perties; (iii) not enter into any material new agreements or amend or terminate any material existing agreements relating to the Properties;
        (iv) not encumber, sell, or otherwise dispose of any of the Properties other than in the ordinary course of business; (v) not abandon any well included in the Properties or release or abandon any portion of the Leases included in the Properties; (vi) not waive, compromise or settle any material right or claim that would materially adversely affect the ownership or operation of the Properties after the Closing Date; (vii) maintain insurance now in force with respect to the Properties; and
        (viii) use reasonable efforts to cause the Leases and contracts to be kept in full force and effect and perform and comply with all of the material covenants and conditions contained in same. Seller shall afford Purchaser and its representatives access to the Properties, all at Purchaser's risk and expense.

	(b)	Seller shall not propose any operation under the terms of any applicable operating agreement after the date of execution of this Agreement. In connection with any operation proposed by a party other than Seller, Seller shall furnish Purchaser any data and other informa-tion furnished to Seller under any such operating agreement by the party proposing such operation. Purchaser shall then advise Seller whether Purchaser desires Seller to consent or not to consent to such operation; however, Seller shall have the final decision as to whether or not to consent.

6.2 Casualty; Insurance. Purchaser shall assume the risk of any change in condition of the Properties from the Effective Date until Closing. Should any of the Wells producing from the Leases covered by or constituting a part of the Properties be destroyed, lost or cease to produce because of blowout, fire, storm, casing collapse, Act of God or other casualty pending the Closing Date, such event shall not constitute a title defect nor shall Purchaser be relieved of its obligation to Close hereunder but shall be entitled to receive an assign-ment of any insurance claims or causes of action that Seller may be entitled to assert or pursue against insurers or operators or third parties who may be liable if the casualty was the result of the operator's or such third party's negligence.

6.3 Third Party Notifications and Approvals. Purchaser recognizes that the sale of the Properties may require the approval or consent of lessors, joint interest owners, farmors, sublessors, assignors, grantors, parties to agree-ments, or governmental bodies having jurisdiction and, except as provided here-in, Purchaser agrees to assume full responsibility for obtaining any such consent and approval fromthe above-mentioned parties, including, as necessary, obtaining waivers of maintenance of uniform interest provisions from joint interest owners, and furnishing Seller with proof of such consent or approval. Seller will cooperate with Purchaser in its efforts to obtain such approvals and consents. Purchaser further acknowledges that it is Seller's responsibility

        (a) To notify all owners of any preferential rights to purchase any of the Properties.

	(i)	Seller has proposed to Purchaser the forms of notice it intends to send to all holders of preferential purchase rights in the Propert-ies. Seller shall incorporate any revisions or additions to the forms of notice requested by Purchaser and reasonably satisfactory to Seller in order to assure full compliance with the applicable notice provisions and effective waiver of the exercise of such rights if no affirmative exercise is received. Seller shall transmit to the respective holders of preferential purchase rights all such notices no later than five (5) days following the execution of the Agreement.. Seller shall keep Purchaser informed on a current basis as receipt of responses from the holders of preferential purchase rights are received or applicable exercise periods expire without exercise or response from the holders. Seller shall provide Purchaser with copies of all such correspondence between Seller and such holders of preferential purchase rights as such correspondence is received.

	(ii)	To the extent any preferential purchase rights are exercised by any Third Person entitled to exercise such rights, then the Pro-perties subject to such preferential purchase rights shall not be sold to Purchaser and shall be excluded from the Agreement. The Purchase Price shall be adjusted by the mutually agreed portion of the Purchase Price representing the portion of the Properties subject to such exer-cised preferential purchase right. In the event any Third Person initially elects to exercise a particular preferential right, but subsequently refuses or elects not to consummate the purchase under the preferential right and such refusal occurs prior to ten (10) days following the Closing Date, Purchaser shall purchase such interest covered by the preferential right for its allocated value as of the Effective Date and the closing of such transaction shall take place on a date mutually acceptable to Seller and Purchaser not more than thirty (30) days following such failure or refusal; and

        (b) To notify NGC Corporation (as successor to Chevron U.S.A. Inc.) of the pending transfer of the Properties by Seller to Purchaser and the assignment of Seller's rights and obligations under the Natural Gas Purchase/Sale Agreement between Chevron U.S.A. Inc. and Elf Exploration, Inc., dated April 1, 1991, as amended (item No. 14 of Exhibit B attached to the Agreement) and to request consent to such assignment.

VII.

SELLER'S CONDITIONS OF CLOSING

Seller's obligation to consummate the transaction provided for herein is subject to the satisfaction or waiver by Seller of the following conditions:

7.1 Representations. The representations and warranties of Purchaser con-tained in Article V shall be true and correct in all material respects on the date of Closing as though made on and as of that date.

7.2 Performance. Purchaser shall have performed in all material respects the obligation, covenants and agreements hereunder to be performed by it at or prior to the Closing.

7.3 Pending Matters. No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks substan-tial damages from Seller in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transaction contemplated by this Agreement.

7.4 Officer's Certificate. Purchaser shall have delivered to Seller a cer-tificate of a corporate officer, dated the date of Closing, certifying on behalf of Purchaser that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled.

7.5 Purchaser's Opinion. Purchaser shall have delivered to Seller a legal opinion addressed to Seller dated as of Closing, in form and substance satis-factory to Seller, to the effect that: (i) Purchaser is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business in the State of Mississippi and with the MMS; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Purchaser; and (iii) this Agreement and all documents and instruments executed by Purchaser at Closing have been duly executed and delivered on behalf of Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms.

In giving this legal opinion, Purchaser's attorney may rely upon certificates of governmental officials and of Purchaser's officers as to matters of fact, and may qualify the legal opinion with such other assumptions and exceptions as are reasonable under the circumstances.

7.6 Compliance With Laws. Except for any non-compliance that has not had, or is reasonably expected not to have, a material adverse effect on the value of the Properties taken as a whole, to the best of its knowledge after due inquiry Purchaser shall have complied as of the Closing Date with all laws, orders, regulations, rules and ordinances issued or promulgated by all govern-mental authorities having jurisdiction with respect thereto.

7.7 Financial Guaranty Agreement. Purchaser shall have delivered to Seller a Financial Guaranty Agreement, dated the date of Closing, guaranteeing to Seller the full and complete financial performance of Purchaser as to the obligations and liabilities assumed by Purchaser under the Agreement and the Assignments made pursuant to the Agreement. The Financial Guaranty Agreement shall be in the form attached hereto as Exhibit F.

VIII.

PURCHASER'S CONDITIONS OF CLOSING

Purchaser's obligation to consummate the transactions provided for herein is subject to the satisfaction or waiver by Purchaser of the following conditions:

8.1 Representations. The representations and warranties of Seller contained in Article IV shall be true and correct in all material respects on the date of Closing as though made on and as of that date.

8.2 Performance. Seller shall have performed in all material respect the obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing.

8.3 Pending Matters. No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks substan-tial damages from Purchaser in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

8.4 Officer's Certificate. Seller shall have delivered to Purchaser a cer-tificate of a corporate officer, dated the date of Closing, certifying on behalf of Seller that the conditions set forth in Sections 8.1 and 8.2 have been ful-filled.

8.5 Seller's Opinion. Seller shall have delivered to Purchaser a legal opinion addressed to Purchaser dated as of Closing, in form and substance satisfactory to Purchaser, to the effect that: (i) Seller is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business in the State of Texas and with the MMS; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller; and (iii) this Agreement and all documents and instruments executed by Seller at Closing have been duly executed and delivered on behalf of Seller and constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms.

In giving this legal opinion, Seller's attorney may rely upon certificates of governmental officials and of Seller's officers as to matters of fact, and may qualify the legal opinion with such other assumptions and exceptions as are reasonable under the circumstances.

8.6 Compliance With Laws. Except for any non-compliance that has not had, or is reasonably expected not to have, a material adverse effect on the value of the Properties taken as a whole, to the best of its knowledge after due inquiry Seller shall have complied as of the Closing Date with all laws, codes, regulations, rules and ordinances issued or promulgated by all governmental authorities having jurisdiction with respect thereto.

8.7 Preferential Rights. The time for exercising all required preferential purchase rights held by third parties shall have expired or been waived.

IX.

CLOSING

9.1 Time and Place of Closing. If the conditions of closing have been satisfied or waived, the consummation of the transactions contemplated hereby (the "Closing") shall be held as soon as possible, but not later than, the Closing Date at Seller's offices located at Suite 3800, 1000 Louisiana Street, Houston, Texas 77002 or other mutually acceptable location.

9.2     Closing Obligations.  At the Closing:

        (a) Seller shall execute, acknowledge and deliver an Assignment of Operating Rights to convey title to the Properties to Purchaser with special limited warranty of title (in sufficient counterparts to facil-itate recording), in the form of Exhibit C or Exhibit E (whichever is applicable), attached.

	(b)	Seller shall execute and deliver a Bill of Sale in the form of
        Exhibit D attached relating to the Facilities and shall execute such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement including without limitation the delivery of the books and records described in paragraph 2.1(f).

	(c)	Purchaser shall pay the Closing Amount by wire transfer of
        immediately available funds and shall deliver a properly executed Financial Guaranty Agreement in the form of Exhibit F attached.

        (d) Purchaser shall execute, acknowledge and accept the Assignment of Operating Rights executed by Seller. Purchaser shall execute such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement.

        (e) Seller and Purchaser shall, if needed, execute, acknowledge and deliver transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Purchaser of proceeds attributable to Seller's interest in the Properties.

	(f)	In the event Seller is responsible at the time of the Closing for the disbursement of proceeds from production from the Properties to third parties and in the event Purchaser requires additional time after the Closing to assume this responsibility from Seller in order to avoid any interruption in the payments to third parties as the result of sale of the Properties, Seller and Purchaser shall enter into a mutually acceptable letter agreement, the terms of which will provide for Seller to retain responsibility for disbursement of proceeds for a period not to exceed ninety (90) days from the first day of the month nearest to the Closing Date. Such letter agreement shall contain provisions consistent with those normally used by Seller under similar circum-stances in the usual conduct of its business.

	(g)	If the Closing occurs, (i) Purchaser shall be deemed to have represented and warranted to Seller that, except as disclosed to Seller in writing at Closing, Purchaser has performed or complied with all material terms of the Agreement required to be performed or complied with by it prior to Closing, and the representations and warranties of Purchaser contained in the Agreement are, if qualified by materiality standards, true and correct, and if not so qualified, are true and correct in all material respects, at and as of the Closing as if such representations and warranties were made at and as of the Closing, and
        (ii) Seller shall be deemed to have represented and warranted to Pur-chaser that except as disclosed to Purchaser in writing at Closing, Seller has performed and complied with all material terms of this Agreement required to be performed or complied with by it prior to

        Closing and the representations and warranties of Seller contained in this Agreement are, if qualified by materiality standards, true and correct, and if not so qualified, are true and correct in all material respects,at and as of the Closing as if such representations and warranties were made at and as of the Closing.

X.

POST-CLOSING OBLIGATIONS

10.1 Receipts and Credits. All monies, proceeds, receipts, credits and income attributable to Seller's interest in the Properties for all periods of time subsequent to the Effective Date shall be the sole property and entitlement of the Purchaser, and, to the extent received by Seller after the Closing, Seller shall fully disclose, account for and transmit same to Purchaser promptly. All monies, proceeds, receipts and income attributable to Seller's interest in the Properties for all periods of time prior to the Effective Date shall be the sole property and entitlement of Seller and, to the extent received by Purchaser, Purchaser shall fully disclose, account for and transmit same to Seller promptly. Pursuant to the provisions of this Agreement, all costs, expenses, taxes (subject to Article XII) and disburse-ments, attributable to periods of time prior to the Effective Date, regardless of when due or payable, shall be the sole obligation of Seller and Seller shall promptly pay, or if paid by Purchaser, promptly reimburse Purchaser for same. All costs, expenses, taxes (subject to Article XII) and disbursements, attributable to periods of time subsequent to the Effective Date, regardless of when due or payable, shall be the sole obligation of the Purchaser, and if paid by Seller, Seller shall be promptly reimbursed by the Purchaser. Seller shall been titled to a credit for and reimbursement in an amount equal to any amount received by Purchaser after Closing for any delivery or performance by Seller prior to the Effective Date. All uncollected accounts receivable attributable to the Properties, after the Effective Date, shall be assigned to Purchaser.

To the extent the provisions of this Section 10.1 may be interpreted to conflict with the provisions of Article XIII below, the provisions of Article XIII shall be deemed to control; provided, however, in no event shall the provisions of
Article XIII be interpreted to apply to the Receipts and Credits provided for in this paragraph 10.1.

XI.

TERMINATION

11.1 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time at or prior to the Closing:

        a)      By mutual consent of the parties; or

        b) By either party if the Closing shall not have occurred as here-inabove provided, due to the failure of the other party to meet a material condition to Closing.

	c)	If preferential purchase rights with respect to the entirety of the Properties are timely exercised; provided however, in the event such rights are exercised only as to a proportionate share of the entirety of the properties this Agreement shall not terminate and Purchaser shall purchase Seller's remaining proportionate share of the Properties.

11.2 Effect of Termination. If this Agreement is terminated pursuant to this Article, this Agreement shall become void and of no further force or effect and each party shall bear alone its respective costs and expenses incurred prior to such termination and neither party shall be liable to the other for any actual, consequential, or incidental damages, including, but not limited to, lost profits. Upon any termination of this Agreement pursuant to this Article,

Seller shall be free to immediately enjoy all existing rights of ownership of the Properties and to sell, transfer, encumber of otherwise dispose of Seller's interest in the Properties to any party without any restrictions under this Agreement.

XII.

TAXES

12.1 Sales Taxes. The Purchase Price provided for hereunder is net of any sales taxes or other transfer taxes in connection with the sale of Seller's interest in the Properties. Purchaser shall be liable for any sales tax or other transfer tax, as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on the transfer of Seller's interest in the Properties pursuant to this Agreement. Purchaser shall defend, indemnify and hold harmless Seller with respect to the payment of any of those taxes including any interest or penalties assessed thereon.

12.2 Other Taxes. All production, severance, excise, conservation fees and other such similar taxes or fees (other than income taxes) relating to produc-tion of oil, gas and condensate attributable to Seller's interest in the Pro-perties prior to the Effective Date shall be paid by Seller, and all such taxes relating to such production on or after the Effective Date shall be paid by Purchaser.

12.3    Cooperation.  Each party to this Agreement shall:

        (a) Provide the other party with reasonable access to all relevant documents, data and other information which may be required by the other party for the purpose of preparing tax returns and responding to any audit by any taxing jurisdiction. Each party to this Agreement shall cooperate with all reasonable requests of the other party made in connection with contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, neither party to this Agreement shall be required at any time to disclose to the other party any tax returns or other confidential tax information.

	(b)	Cooperate with the other party to provide information required by the Internal Revenue Service on asset sales and acquisitions.

XIII.

INDEMNITIES, INDEPENDENT INVESTIGATION AND DISCLAIMER

13.1    (a)     Indemnity Obligation.  Purchaser and Seller agree that the terms
"Release", "Defend", Indemnify" and "Hold Harmless" as used in this Article XIII mean that the indemnifying party shall release, indemnify, hold harmless and defend (including payment of reasonable attorney's fees and cost of litigation) the indemnified party from and against any and all expenses, claims, demands, causes of action, damages, judgments and awards of any kind or character (including civil fines and penalties), without limit and without regard to the cause or causes thereof, including pre-existing conditions, whether such conditions be patent or latent, breach of representation or warranty, express or implied, strict liability, tort, breach of contract, or the negligence of any person or persons including that of the indemnified party, whether such negligence be sole, joint or concurrent, active, passive, or any other theory of legal liability.

        (b) Indemnified Parties. An indemnifying party's obligation con-tained in this Agreement shall also extend to the indemnified party and its affiliated companies, and the officers, directors, employees, agents, owners, shareholders and insurers of each (the "Indemnified Parties"). If Seller, under any agreement assumed under paragraph 2.3, is required to indemnify, in whole or in part, a co-lessee, partner, contractor or consultant (the "Other Parties"), then as to claims involving the Other Parties the term "Indemnified Parties" shall also include the Other Parties to the extent Seller would be required to indemnify such Other Parties but not otherwise. The Indemnified Parties may be represented by its own counsel (at the expense of the Indemnified Parties) and may participate in proceedings to which it is a defendant without compromising the indemnity provided for in this Agreement; provided, however, the indemnifying party shall control the defense thereof.

        (c) No Express or Implied Representation or Warranty as to Informa-tion. Although Seller believes that all of the information contained herein and in its records and documents, is accurate, Seller expressly disclaims any liability for express or implied representations or warranties contained herein or therein, or for omissions herefrom or therefrom or for the accuracy or completeness of any other written or oral communication transmitted or made available to Purchaser. Only those particular representations and warranties which are made to the Purchaser in this Purchase and Sale Agreement, if any, and subject to such limitations and restrictions as may be specified herein, shall have legal effect. Any reliance on other information shall be at the sole risk and expense of the Purchaser.

13.2    (a)     Independent Investigation and Disclaimer.  Purchaser acknow-
ledges that in making the decision to enter into this Agreement and consum-mate the transactions contemplated hereby, Purchaser has relied solely on its own independent investigation of the Properties, and upon the representations, warranties and covenants in this Agreement. Accordingly, Purchaser acknowledges that Seller has not made, AND "SELLER" HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO (i) THE CONDITION OF THE PROPERTIES (INCLUDING WITH-OUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) AND (ii) ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED
TO "PURCHASER" BY OR ON BEHALF OF "SELLER" relating to (INCLUDING, WITHOUT LIMITATION), THE EXISTENCE OR EXTENT OF OIL, GAS OR OTHER MINERAL RESERVES,
THE RECOVERABILITY OF OR THE COST OF RECOVERING ANY SUCH RESERVES, THE VALUE
OF SUCH RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, PRESENT OR PAST PRODUCTION RATES, COMPLIANCE WITH "LEASE" TERMS, THE CONDITION OF ANY "WELL", AND THE ABILITY TO SELL OIL OR GAS PRODUCTION AFTER "CLOSING"; provided, however, that the foregoing disclaimer and negation of representations and warranties shall not affect or impair the representations and warranties of Seller set forth in
Article IV hereof.

        (b) Claims Relating to Ownership or Operation of Properties. "PURCHASER" AGREES TO RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS "SELLER" FROM ANY DAMAGES AND OTHER COSTS INCURRED AS A RESULT OF CLAIMS NOT NOW KNOWN TO THE "SELLER" AND ASSERTED ON OR AFTER THE "EFFECTIVE DATE" AS A RESULT OF THE OWNERSHIP OR THE OPERATION OF, OR FOR ANY ACT OR OMISSION IN CONNECTION WITH, THE "PROPERTIES" TRANSFERRED, SUBSEQUENT TO THE "EFFECTIVE DATE" OF
THE AGREEMENT AND BEFORE THE EFFECTIVE DATE OF THE AGREEMENT, UNLESS THE CLAIM (OTHER THAN CLAIMS RELATING TO ENVIRONMENTAL MATTERS, RECLAMATION AND THE PLUGGING AND ABANDONING OF WELLS LOCATED ON THE PROPERTIES) IS ASSERTED ON OR BEFORE MARCH 31, 1998, BY "PURCHASER", BY "SELLER", OR BY OTHER PARTIES, OR FOR ANY ACT OR OMISSION BY "PURCHASER" OR BY "SELLER" UNDER ANY AGREEMENT ASSUMED BY "PURCHASER", OR FOR ANY ACT OR OMISSION OF "PURCHASER" UNDER THIS "AGREE-MENT" INCLUDING, BUT NOT LIMITED TO, CLAIMS, DEMANDS, AND CAUSES OF ACTION ASSERTED BY THIRD PARTIES (INCLUDING, BUT NOT LIMITED TO, ANY LOCAL, STATE,
OR FEDERAL GOVERNMENT, AGENCY OR BODY THEREOF, AND PERSONS HOLDING RIGHTS UNDER ANY AGREEMENT ASSUMED BY "PURCHASER") FOR DEATH, INJURY, DAMAGE TO PROPERTY, OR FOR FAILURE TO COMPLY WITH THE EXPRESS OR IMPLIED TERMS OF THE "LEASE" AND FOR ANY COSTS AND EXPENSES ARISING OUT OF, OR IN CONNECTION WITH, THE PLUGGING AND ABANDONING OF ANY WELLS, REMOVAL OR MODIFICATION (INCLUDING PIPELINES) AND RESTORATION OF THE OCEAN FLOOR SURFACE REGARDLESS OF WHETHER THE OBLIGATION
TO PLUG, REMOVE, MODIFY OR RESTORE AROSE PRIOR TO OR SUBSEQUENT TO SAID "EFFECTIVE DATE". THE FOREGOING INDEMNIFICATION SHALL NOT APPLY TO CLAIMS

ASSERTED BY "SELLER'S" EMPLOYEES FOR INJURIES SUFFERED WITH RESPECT TO THE "PROPERTIES" PRIOR TO SAID "EFFECTIVE DATE", OR TO CLAIMS ASSERTED BY THE FEDERAL GOVERNMENT FOR ROYALTIES WITH RESPECT TO PRODUCTION FROM THE "PROPERTIES" PRIOR TO THE "EFFECTIVE DATE".

        (c) Disclaimer of Warranties as to Facilities, Wells and Equipment. "PURCHASER" UNDERSTANDS AND AGREES THAT THIS "AGREEMENT" IS MADE ON AN "AS IS, WHERE IS" BASIS, AND "PURCHASER" RELEASES "SELLER" FROM ANY LIABILITY WITH RESPECT TO THE "FACILITIES" BEING ASSIGNED HEREUNDER WHETHER OR NOT CAUSED BY OR ATTRIBUTABLE TO "SELLER'S" NEGLIGENCE AND WHETHER OR NOT ARISING DURING THE PERIOD OF, OR FROM, OR IN CONNECTION WITH "SELLER'S" OWNERSHIP OF THE INTERESTS OR USE OF THE "PROPERTIES". WITHOUT LIMITING THE ABOVE, "PURCHASER" WAIVES ITS RIGHT TO RECOVER FROM "SELLER" AND FOREVER RELEASES AND DISCHARGES "SELLER"
AND AGREES TO HOLD "SELLER" HARMLESS FROM ANY AND ALL CLAIMS AND EXPENSES WHATSOEVER THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PHYSICAL CONDITION OF THE "FACILITIES", "PROPERTIES", AND THE "WELLS" OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, THE COM-PREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. 9601 et seq.), THE RESOURCES CONSERVATION AND RECOVERY
ACT OF 1976 (42 U.S.C. 6901 et seq.), THE CLEAN WATER ACT (33 U.S.C. 466 et seq.), THE SAFE DRINKING WATER ACT (14 U.S.C. 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. 1801 et seq.), THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. 2601-2629), THE CLEAN AIR ACT (42 U.S.C. 7401 et seq.), AS AMENDED, THE CLEAN AIR ACT AMENDMENTS OF 1990, AND ALL OTHER FEDERAL LAWS.

        (d) Environmental Assessment and Indemnification. "PURCHASER" EXPRESSLY ACKNOWLEDGES THAT IT HAS MADE OR WILL HAVE MADE PRIOR TO CLOSING AN ENVIRONMENTAL ASSESSMENT OF THE "PROPERTIES" PRIOR TO EXECUTION OF THIS "AGREE-MENT". BASED UPON SUCH ASSESSMENT, "PURCHASER" HEREBY AGREES TO ASSUME THE RISKS THAT THE "PROPERTIES" MAY CONTAIN WASTE MATERIALS OR HAZARDOUS SUBSTANCES OR THE PRESENCE OF UNKNOWN ABANDONED OIL AND GAS WELLS, SUMPS AND PIPELINES WHICH MAY NOT HAVE BEEN REVEALED BY "PURCHASER'S" INVESTIGATION. ALL RESPON-SIBILITY AND LIABILITY RELATED TO ALL SUCH CONDITIONS, WHETHER KNOWN OR UNKNOWN, WILL BE TRANSFERRED FROM "SELLER" TO "PURCHASER". "PURCHASER" ASSUMES FULL RESPONSIBILITY FOR, AND AGREES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE
LAW TO RELEASE, INDEMNIFY, HOLD HARMLESS, AND DEFEND "SELLER" FROM AND AGAINST ALL CLAIMS, EXPENSES, COSTS OF CLEAN-UP, COSTS OF REMOVAL OR MODIFICATION OF "FACILITIES" ON THE "PROPERTIES" AND PLUGGING LIABILITIES FOR ANY AND ALL "WELLS", ASSERTED OR ARISING ON OR AFTER THE "EFFECTIVE DATE" BY ANY AND ALL PERSONS (INCLUDING BUT NOT LIMITED TO, "PURCHASER'S" AND "SELLER'S" EMPLOYEES, AGENTS, OR REPRESENTATIVES AND ANY PRIVATE CITIZENS, PERSONS, ORGANIZATIONS,
AND ANY AGENCY, BRANCH OR REPRESENTATIVE OF FEDERAL, STATE, OR LOCAL GOVERN-
MENT), ON ACCOUNT OF ANY PERSONAL INJURY, DEATH, DAMAGE, DESTRUCTION, LOSS
OF PROPERTY, OR CONTAMINATION OF NATURAL RESOURCE (INCLUDING SOIL, AIR, SURFACE WATER OR GROUND WATER) RESULTING FROM, ARISING OUT OF, CAUSED BY, OR CONNECTED WITH ANY ENVIRONMENTAL CONDITION OF THE "PROPERTIES", WHETHER PRIOR TO OR SUB-SEQUENT TO THE "EFFECTIVE DATE" OF THIS "AGREEMENT", INCLUDING, BUT NOT LIMITED TO, THE PRESENCE, DISPOSAL, OR RELEASE OF ANY MATERIAL OF ANY KIND, IN, ON, OR UNDER THE "PROPERTIES" OR OTHER PROPERTY (WHETHER NEIGHBORING OR OTHERWISE) OR CAUSED BY OR CONNECTED WITH ACTS OR OMISSIONS OF "PURCHASER", "SELLER" OR BY OTHER PARTIES OR FOR ANY ACT OR OMISSION BY "PURCHASER" OR "SELLER" UNDER ANY AGREEMENT ASSUMED BY "PURCHASER" PURSUANT TO THIS "AGREEMENT, THEIR EMPLOYEES, REPRESENTATIVES, OR AGENT WITH REGARD TO THE USE, OWNERSHIP, OR OPERATORSHIP
OF THE "PROPERTIES". "PURCHASER'S" INDEMNIFICATION SHALL EXTEND TO AND INCLUDE, BUT NOT BE LIMITED TO (i) THE NEGLIGENCE OF "PURCHASER", "SELLER" AND THIRD PARTIES, WHETHER SUCH NEGLIGENCE IS ACTIVE OR PASSIVE, JOINT, SOLE OR CON-CURRENT, (ii) "SELLER'S" STRICT LIABILITY, AND (iii) "SELLER'S" LIABILITY OR OBLIGATIONS UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. 9601, et seq.), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. 6901 et seq.) THE CLEAN
WATER ACT (33 U.S.C. 466 et seq.), THE SAFE DRINKING WATER ACT (14 U.S.C. 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. 1801 et seq.), THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. 2601-2629), THE CLEAN
AIR ACT (42 U.S.C. 7401 et seq.), AS AMENDED, THE CLEAN AIR ACT AMENDMENTS

OF 1990, AND ALL OTHER FEDERAL LAWS. THIS INDEMNIFICATION SHALL BE IN ADDITION TO ANY OTHER INDEMNITY PROVISIONS CONTAINED IN THE "AGREEMENT", AND IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT ANY TERMS OF THIS PROVISION SHALL CONTROL OVER ANY CONFLICTING OR CONTRADICTING TERMS OR PROVISIONS CONTAINED IN THIS "AGREEMENT".

It is the intention of the parties that the Purchaser's indemnity of Seller shall not extend to any claims, demands or causes of action known to Seller as of the Effective Date.

        (e) NORM. It is expressly recognized and acknowledged that naturally occurring radioactive material (`NORM") may be associated with oil and gas producing operations and as a result the facilities and pro-duction equipment transferred herein may be contaminated by NORM. Purchaser expressly assumes the obligation of Seller, if any, of dis-posal of equipment and/or of deposits and scale, whether stored on or off the Properties, contained therein pursuant to the regulations of any governmental agencies having jurisdiction, regardless of whether the NORM, if any, was deposited before or after the Effective Date.

        (f)     Limited Indemnity by Seller.  NOTWITHSTANDING ANYTHING HEREIN
        TO THE CONTRARY, AFTER THE CLOSING OCCURS, THE SELLER SHALL RETAIN AND SHALL BE RESPONSIBLE FOR AND AGREES TO INDEMNIFY, DEFEND (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND COURT COSTS) AND HOLD HARMLESS PURCHASER, ITS OFFICERS, DIRECTORS, AGENT OR EMPLOYEES FROM AND AGAINST (i) ANY OBLIGATIONS AND LIABILITIES KNOWN TO SELLER AND/OR ASSERTED ON OR BEFORE MARCH 31, 1998, WHICH, IN THE ABSENCE OF THE CLOSING, SELLER WOULD HAVE FOR DAMAGES TO PROPERTY (OTHER THAN ENVIRON-MENTAL MATTERS, RECLAMATION AND THE PLUGGING AND ABANDONING OF WELLS LOCATED ON THE PROPERTIES), OR INJURY OR DEATH TO PERSONS WHICH ARISE OUT OF AN EVENT RELATED TO THE OWNERSHIP OR USE OF THE PROPERTIES WHICH EVENT OCCURS PRIOR TO THE EFFECTIVE DATE, AND (ii) SELLER'S PART OF ANY OBLIGATIONS, DUE BEFORE THE EFFECTIVE DATE, ON ANY CONTRACTS ASSIGNED
        TO AND ASSUMED BY PURCHASER.

XIV.

MISCELLANEOUS

14.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUSIVE OF ITS CONFLICTS OF LAWS RULES WHICH MIGHT REQUIRE THE APPLICATION OF THE LAWS OF OTHER JURIS-DICTIONS. THE PARTIES AGREE TO SUBMIT AND HEREBY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS, AND AGREE THAT VENUE IN SUCH COURTS IS PROPER AND CONVENIENT. THE PARTIES AGREE THAT, SHOULD ANY DISPUTE ARISE OUT OF OR IN CONNECTION WITH THE SUBJECT MATTER OF THIS "AGREEMENT", THEY WILL MAKE AN ATTEMPT TO RESOLVE SUCH DISPUTE THROUGH NON-BINDING MEDIATION IN ADVANCE OF RESORTING TO LITIGATION.

14.2 Deceptive Trade Practices Act. Seller and Purchaser certify that they are not "Consumers" within the meaning of the Texas Deceptive Trade Practices -Consumer Protection Act, Subchapter E of Chapter 17, Sections 17.41, et seq., of the Texas Business and Commerce Code, as amended (the "DTPA"). The parties covenant, for themselves and for and in behalf of any successors and assignees, that if the DTPA is applicable, (a) the parties are "business consumers" there-under; (b) each party hereby waives and releases all of its rights and remedies thereunder (other than Section 17.555, Texas Business and Commercial Code) as applicable to the other party and its successors; and (c) each party shall defend and indemnify the other from and against any and all claims, demands, or causes of action of or by that party or any successor or any of its affiliates based in whole or in part on the DTPA, arising out of or in con-nection with the transaction set forth in this Agreement.

14.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto. No parole evidence, custom, or customary dealing between the parties may be used to effect a change, waiver, discharge or termination of this Agreement.

14.4 Notices. Except as otherwise provided in this Agreement, all notices required or permitted by this Agreement shall be in writing and shall be delivered in person or by mail, courier service, telegram, telecopier, or any other form of facsimile transmission, with postage and charges prepaid, addressed to the parties at the addresses indicated below. The originating notice shall deemed to have been delivered only when received by the party to whom it was directed, and the period for a party to deliver a notice in response thereto shall begin on the date the originating notice is received or deemed to have been received, whichever is applicable. Receipt of written notice means actual delivery of the notice to the address of the party to be notified, as specified in this Agreement, or to the telegraph, telecopy, or other facsimile machine of that party. Any notice requiring a timely response to be made which is received on Saturday, Sunday, legal holiday or received after 4:00 p.m. in the offices of the recipient, for purposes of determining the response date only, shall be deemed to have been delivered on the business day next following the actual date of receipt. A responsive notice shall be deemed to have been delivered when it is deposited in the United States mail, delivered to a courier or telegraph service, transmitted by telecopy or facsimile transmission, receipt confirmed by telephone contact, or personally delivered to the party to be notified. A message left on an answering machine or with an answering service or other third person shall not be deemed to be adequate notice.

     Seller:                           Purchaser:

     Elf Exploration, Inc.             Callon Petroleum Operating Company
     1000 Louisiana Street             200 North Canal Street
     Suite 3800                        Natchez, Mississippi 39121
     Houston, Texas 77002
     Attention:  Richard Cope          Attention:  Mr. Charles E. Hall
     Telephone:  (713) 739-2094        Telephone:  (601) 442-1601
     Fax:  713) 739-2134               Fax:  (601) 446-1363

Each party shall have the right, upon giving ten (10) days' prior notice to the other, in the manner hereinabove provided, to change its address for purposes of notice.

14.5 Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the trans-actions contemplated hereby is not affected in a materially adverse manner with respect to either party.

14.6 Publicity. Seller and Purchaser shall consult with each other with regard to all publicity and other releases issued at or prior to the Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither party shall issue any publicity or other release without the prior written consent of the other party.

14.7 Limitation of Damages. Notwithstanding any other provisions herein, the parties hereto waive any and all rights, claims, or causes of action arising under this Agreement for incidental, consequential or punitive damages. Any damages resulting from a breach of this Agreement by either party shall be limited to actual damages incurred by the party claiming damages.

14.8 Reporting Obligation. In order that Purchaser may comply with its financial and other reporting obligations pursuant to the Securities Act of

1933 ("Securities Act") and the Securities Exchange Act of 1934 ("Exchange Act"), Seller agrees that from and after the Closing Date, Seller shall provide Purchaser and its designated representatives with access to, and shall cause Seller's auditors to provide Purchaser and its designated re-presentatives with access to Seller's existing financial statements, books and records, including any working papers prepared by Seller's auditors, relating solely to the Properties for the period beginning three years prior to the end of Seller's fiscal year ending prior to the Closing Date and end-ing on the Closing Date. Such access shall be provided during Seller's normal business hours and shall be provided in a prompt manner so as not to unreason-ably delay Purchaser in meeting its filing requirements pursuant to the Securities Act or the Exchange Act. Purchaser may copy such materials at Purchaser's sole expense and Purchaser shall reimburse Seller, and/or Seller's auditors for their reasonable expense incurred in providing the Purchaser with such information.

14.9 Binding Effect. Upon execution by all parties, this Agreement shall be binding upon and inure to the benefit of the parties, their respective approved successors and assigns. All representations, promises, agreements, releases and indemnities made in this Agreement shall survive the Closing and remain actionable thereafter. This Agreement shall constitute a covenant running with the land and the Leases comprising the Properties. This Agree-ment does not benefit or create any rights in any person or entity not a party to this Agreement.

14.10 Assignability. Before Closing neither Seller nor Purchaser may assign any of their respective rights under this Agreement except as may be provided for herein.

14.11 Construction and Interpretation of This Agreement. The interpretation and construction of the terms of this Agreement will be governed by the follow-ing conventions:

        (a) Headings for Convenience. All the table of contents, captions, numbering sequences, and paragraph headings used in this Agreement are inserted for convenience only and shall in no way define, limit or describe the scope or intent of this Agreement or any part thereof;
        nor have any legal effect other than to aid a reasonable interpretation of this Agreement.

        (b) Gender and Number. The use of pronouns in whatever gender or number shall be deemed to be a proper reference to the parties to this Agreement though the parties may be individuals, business entities or groups thereof. Any necessary grammatical changes required to make the provisions of this Agreement refer to the correct gender or number shall in all instances be assumed as though each case was fully expressed.

        (c) Drafting of Agreement. Each of the parties declare that they have contributed to the drafting of this Agreement or have had it re-viewed by their counsel before execution. Each party agrees that it has been purposefully drawn and correctly reflects their understanding of the transaction that it contemplates.

14.12 Further Assurances. Each of Seller and Purchaser agrees to refrain from taking any action, either expressly or impliedly, which would have the effect of prohibiting or hindering the performance of any party to this Agreement. Each party (along with their approved successors and assigns, if any) further agrees to execute, acknowledge, and deliver any instrument or take any action necessary or appropriate to effectuate the terms of this Agreement or any Exhibit, instrument, certificate, or other document delivered pursuant hereto. Such documents shall be prepared and executed by both parties within thirty
(30) days of a receipt of a written request for same from either party.
Special forms of assignments in addition to the Assignments may be executed on officially approved forms by such parties in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Such special forms of assignments shall be deemed to contain the special or limited warranties contained in the Assignments and all of the exceptions, reservations, rights, titles, power and privileges set forth herein and therein as fully as though they were set forth in each such Assignment. The interests conveyed by such separate Assignments are the same, and not in addition to, the Specified Interest.

14.13 Time Limits and Waivers. Time is essential to this Agreement and, accordingly, all time limits shall be strictly construed and enforced. The failure or delay of either party in the enforcement of the rights and obliga-tions detailed in this Agreement shall not constitute a waiver nor be the basis of estoppel. Such party may exercise its rights under this Agreement despite any delay or failure to enforce the rights when the right or obligation arose.

14.14 Expenses. Except as otherwise specifically provided herein, each party to this Agreement shall pay its own expenses (including without limitation, the fees and expenses of their respective agents, representatives, counsel and accountants) with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions under this Agreement.

14.15 Legal Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement or any Assignment because of an alleged dispute, breach, default or misrepresentation in connection with this Agreement or the transactions contemplated hereby, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in connection with such action or proceeding, in addition to any other relief to which it may be entitled.

14.16 Counterparts. This Agreement may be executed in one or more counter-parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.17 Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto. Nothing expressed or implied herein is intended to benefit any other person or entity not a party hereto, and no such person or entity shall have any legal or equitable right, remedy or claim under this Agreement.

14.18   Exhibits.  Each of the Exhibits are intrinsic to this Agreement and each
Exhibit is incorporated into the body of this Agreement as fully as if the text of each Exhibit were set forth within the main text of this Agreement. In the event of any inconsistency between the provisions of any Exhibit and the pro-visions of the body of this Agreement, the provisions of the body of this Agree-ment will control over the terms of the Exhibits.

14.19 Survival of Representations & Warranties. All of the representations, warranties, indemnities and agreements contained herein shall survive the Closing of this transaction as provided herein and shall not merge into the conveyancing documents. This Purchase and Sale Agreement and its respective covenants shall be referenced in any Assignment affecting the Properties and shall constitute covenants running with the land.


ARTICLE XV

DUE DILIGENCE

15.1 Access to Records and Properties. Seller shall have or will grant Purchaser access for purposes of due diligence during Seller's normal business hours (by appointment only) to the Books and Records which shall be made avail-able at their present location, and to the Properties. Purchaser shall complete its due diligence no later than five (5) days prior to Closing and shall give Seller notice of any defects which it encounters that breach any representation or warranty by Seller under this Agreement. Any such applicable defect shall be treated as a title defect under Section 15.2(d) and (e) hereinafter.

15.2    Title.

        (a) Title Review. Seller has or within three (3) business days after the execution of this Agreement, shall make available and/or furnish to Purchaser copies of all title opinions and curative material in Seller's possession regarding title to the Properties. Any title opinions furnished to Purchaser by Seller shall be made available with-out express or implied warranty of any kind of the accuracy of such information. Seller shall not perform any additional title work and existing abstracts and title opinions will not be made current by Seller. Purchaser specifically agrees that any conclusions made from any examination done or caused to be done shall result from its own independent review and judgment only.

        (b) Marketable Title. As used herein, the term "Marketable Title" shall mean, with respect to each of the Leases, such record and bene-ficial right, title and interest that (i) entitles Seller to receive a percentage of all oil, gas and hydrocarbon minerals produced, save and marketed from each of the Leases and units identified on Exhibit A hereto not less than the interest set forth in Exhibit A as the "Net Revenue Interest" or "NRI" of Seller for such lease and/or unit, (ii) obligates Seller to bear a percentage of the costs and expenses relating to operations on and the maintenance and development of the Leases not greater than the "Working Interest" or "WI" of Seller for each Lease and unit identified on Exhibit A, and (iii) except for Permitted Encum-brances, is free and clear of all liens and encumbrances.

        (c) Permitted Encumbrances. As used herein, the term "Permitted Encumbrances" shall mean those items referred to on Exhibit B attached hereto.

        (d) Notice of Title Defect. As soon as practicable, but in no event later than three (3) working days prior to the Closing Date, Purchaser shall notify Seller in writing of any matters that would cause Seller's title to any of the Leases not to be Marketable Title ("Title Defect").

        (e) Remedies for Title Defects. Seller shall have the right, but not the obligation to cure any Title Defect at its expense that it has received timely notice of from Purchaser. In the event Seller is un-willing or unable to cure any such Title Defect on or before three (3) working days prior to the Closing Date, Purchaser and Seller shall meet and mutually agree to an adjustment of the Purchase Price as remedy for the Title Defect(s). If Purchaser and Seller cannot mutually agree in good faith to an adjustment of the Purchase Price, then either party may terminate this Agreement by written notice.

IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be duly executed on this the 9th day of June, 1997 but effective April 1, 1997 (the "Effective Date").

                       Signatures

    SELLER:

ELF EXPLORATION, INC.

By:  Harry D. Martin
Senior Vice President

  PURCHASER:

CALLON PETROLEUM OPERATING COMPANY
By:  Dennis W. Christian
Chief Operating Officer

                              EXHIBIT A

Attached to and made a part of that certain Purchase and Sale Agreement dated effective April 1, 1997 by and between Elf Exploration, Inc., as Seller, and Callon Petroleum Operating Company, as Purchaser

I.	The Specified Interest:

(a)  Blocks (from the surface of the earth to 4200 feet)

                                                            Net
                                         Working          Revenue
                                         Interest         Interest


Mobile Area Blocks 863 (OCS-G 5748)       17.50%         14.583333%
Mobile Area Block 907 (OCS-G 7844)        17.50%         14.583333%
Mobile Area Block 908 (OCS-G 5071)        35.00%         29.166667%






(b)  Unit (from the surface of the earth to 4200  feet)

                                                            Net
                                         Working          Revenue
                                         Interest         Interest

Mobile 864 Unit comprised of part of
Mobile Blocks 863, 864, 907 and 908      18.8075%         15.6729%



II.	The Lease Operating Rights from the Surface to a depth of 4,200 feet subsea in the following Leases:

Oil and Gas Lease of Submerged Lands dated July 1, 1983, bearing Serial No. OCS-G 5748, by and between the United States of America, as Lessor, and Tenneco Oil Company, Atlantic Richfield Company, Murphy Oil U.S.A. Inc., Elf Aquitaine, Inc. and Odeco Oil & Gas Company, as Lessees, being all of Block 863, Mobile, Official Protraction Diagram, NH 16-4.

Oil and Gas Lease of Submerged Lands dated August 1, 1985, bearing Serial No. OCS-G 7844, by and between the United States of America, as Lessor, and Tenneco Oil Company, Atlantic Richfield Company, Murphy Oil U.S.A. Inc., Elf Aquitaine, Inc. and Odeco Oil & Gas Company, as Lessees, being all of Block 907, Mobile, Official Protraction Diagram, NH 16-4.

Oil and Gas Lease of Submerged Lands dated April 1, 1982, bearing Serial No. OCS-G 5071, by and between the United States of America, as Lessor, and Atlantic Richfield Company, Odeco Oil & Gas Company, Murphy Oil Corporation and Texasgulf Inc., as Lessees, being all of Block 908, Mobile, Official Protraction Diagram, NH 16-4.

III.	The Wells and the Facilities:

		Mobile Area Block 864 Unit

		(i)	Wells:

			Mobile 863 #1
			Mobile 907 #1
			Mobile 908 #2
			Mobile 863 #2
			Mobile 864 #2

		(ii)	Platform/Facilities:

All platforms, facilities and equipment utilized in the production of oil and gas from the Oil and Gas Properties from the surface of the earth to 4200 feet described briefly as follows:

Two 4-pile platforms, one of which is a Well Protector Platform and one of which is a Production Platform with quarters and production related equipment and facilites, connected by a bridge connector.

The Production Platform location (Block 908 Structure "A") is 65 feet from the North line and 1,680 feet from the West line of Block 908.

The Well Protector Structure location (Block 864 Structure "A") is 15,783 feet from the North line and 1,528 feet from the West line of Block 864.



Additional Exhibits attached to and made a part of that certain Purchase and Sale Agreement dated effective April 1, 1997 by and between Elf Exploration, Inc., as Seller, and Callon Petroleum Operating Company, as Purchaser, are available upon request:

Exhibit B --  RELATED CONTRACTS AND PERMITTED ENCUMBRANCES
EXHIBIT C -- ASSIGNMENT OF OPERATING RIGHTS IN FEDERAL OCS OIL & GAS LEASE EXHIBIT D -- BILL OF SALE
EXHIBIT E -- ASSIGNMENT OF OIL AND GAS RIGHTS IN WORKING INTEREST UNIT EXHIBIT F -- FINANCIAL GUARANTY AGREEMENT